EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST SETS RECORD DATE AND
DISTRIBUTION DATE FOR SPIN-OFF OF ASHFORD INC.

DALLAS, October 31, 2014 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that its Board of Directors has formally declared the conditional distribution of shares of common stock of Ashford Inc. (NYSE MKT: AINC) (“Ashford Inc.”), a wholly owned subsidiary of Ashford Trust. The distribution will consist of common stock representing at least 40% of the outstanding shares of Ashford Inc. and will be distributed to Ashford Trust shareholders. The Board may increase the distribution ratio up to the business day preceding the distribution date to allow Ashford Trust to distribute as much as 100% of the common stock of Ashford Inc. Following the distribution, Ashford Inc. will be an independent asset management company with long-term, external advisory agreements in place to advise Ashford Trust and Ashford Hospitality Prime (NYSE: AHP) (“Ashford Prime”).
The spin-off will be completed through a pro-rata taxable dividend of Ashford Inc. common stock on November 12, 2014 (the “Distribution Date”) to Ashford Trust stockholders of record (“Ashford Trust Record Holders”) as of the close of business of the New York Stock Exchange (“NYSE”) on November 11, 2014 (the “Record Date”). On the Distribution Date, each Ashford Trust stockholder will receive at least one share of Ashford Inc. common stock for every 137 shares of Ashford Trust common stock held by such stockholder on the Record Date; however, if Ashford Trust distributes 100% of the common stock of Ashford Inc., each Ashford Trust stockholder will receive one share of Ashford Inc. common stock for every fifty-five (55) shares of Ashford Trust common stock held by such stockholder on the Record Date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be issued.
No fractional shares of Ashford Inc. common stock will be issued. Fractional shares of Ashford Inc. stock to which Ashford Trust Record Holders would otherwise be entitled will be aggregated and, after the distribution, sold in the open market by the distribution agent. The aggregate net proceeds of the sales will be distributed in a pro rata manner as cash payments to those shareholders of record who would otherwise have received fractional shares of Ashford Inc. common stock. Ashford Trust stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the Ashford Inc. spin-off.
Following the spin-off, Ashford Trust’s shares of common stock will continue to trade on the NYSE under the ticker symbol “AHT.” Ashford Inc. intends to have its common stock listed on the NYSE MKT under the symbol “AINC.” An information statement concerning the details regarding the distribution of Ashford Inc. common stock and its business and management following the spin-off will be mailed to Ashford Trust stockholders of record on the Record Date.
Beginning on or about November 7, 2014 and continuing through the Distribution Date, it is expected that there will continue to be a “regular-way” market for Ashford Trust common stock but there will not be an “ex-distribution” market because of the uncertainty as to the distribution ratio prior to the distribution date. Shares of Ashford Trust common stock that trade in the “regular-way” market will trade with an entitlement to shares of common stock of Ashford Inc. distributed pursuant to the spin-off. Thus, Ashford Trust common stock purchased in the “regular-way” market up to the November 12, 2014 Distribution Date will trade with an entitlement to shares of the common stock of Ashford Inc. distributed pursuant to the spin-off, and Ashford Trust shareholders who sell shares of Ashford Trust common stock in the “regular-way” market up to and including the Distribution Date will be selling their right to receive shares of the common stock of Ashford Inc. in the spin-off. Ashford Trust stockholders are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Ashford Trust common stock on or before the Distribution Date.
Furthermore, on or about November 7, 2014 and continuing through the Distribution Date, it is expected that there will be a “when-issued” market in the common stock of Ashford Inc. under the symbol “AINC WI.” “When-issued” trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The “when-issued” trading market will be a market for shares of Ashford Inc. common stock that will be distributed to Ashford Trust shareholders on the Distribution Date. Shareholders of Ashford Trust common stock at the close of business on the Record Date will be entitled to receive shares of Ashford Inc.’s common stock distributed in the spin-off as will shareholders who purchase Ashford Trust common stock in the “regular-way” market up to November 12, 2014. Ashford Trust shareholders may trade their entitlement to the minimum distribution of shares of common stock of Ashford Inc., without trading the owned shares of Ashford Trust common stock, in the “when-issued” market. If Ashford Trust adjusts the distribution ratio such that it distributes greater than 40% of the Ashford Inc. common stock, there will be no market for trading the entitlement to shares in excess of the minimum distribution in advance of trading in the “regular-way” market. On the first trading day following the Distribution Date, expected to be November 13, 2014, “when-issued” trading with respect to Ashford Inc. common stock will end and “regular-way” trading will begin under the symbol “AINC.” Before the spin-off, Ashford Trust and Ashford Inc. will enter into a separation agreement and various other agreements related to the spin-off, as described in the information statement.
The distribution is conditioned upon the Ashford Inc. registration statement on Form 10, filed with the Securities and Exchange Commission being effective and a final determination as of the Record Date by the Ashford Trust board of directors that the distribution remains in the best interest of Ashford Trust and its stockholders and that, taking into account current market conditions, the distribution is still advisable. The Board reserves the right to rescind the distribution if it is unable to make these determinations.
Morgan Stanley served as financial advisor to Ashford Trust in connection with the spin-off.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-END-

4